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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-156376, No. 333-147137 and No. 333-164975), Form S-4 (No. 333-111590) and on Form S-8 (No. 333-122877 and No. 333-155384) of Royal Gold, Inc. of our report dated August 26, 2010, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Denver, Colorado August 26, 2010

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  EXHIBIT 23.1